Exhibit 5.1

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Paramount Skydance Corporation

1515 Broadway

New York, New York 10036

Re: Paramount Skydance Corporation – Registration Statement on Form S-8

To the addressee set forth above:

We have acted as special counsel to Paramount Skydance Corporation, a Delaware corporation (“Paramount Skydance”), in connection with the preparation and filing by Paramount Skydance on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Act”), relating to the Paramount Skydance Corporation 2025 Incentive Award Plan (the “2025 Plan”), the Paramount Global Amended and Restated Long-Term Incentive Plan (f/k/a ViacomCBS Inc. 2009 Long Term Incentive Plan; CBS Corporation 2009 Long Term Incentive Plan) (the “2009 Plan”), the Viacom Inc. 2016 Long-Term Management Incentive Plan (the “2016 Plan”), the Paramount Global Amended and Restated Equity Plan for Outside Directors (f/k/a CBS Corporation 2015 Equity Plan for Outside Directors; CBS Corporation 2005 RSU Plan for Outside Directors; Viacom Inc. 2005 RSU Plan for Outside Directors) (the “2015 Plan”), the Viacom Inc. 2011 RSU Plan for Outside Directors (the “2011 Plan”), the Viacom Inc. 2006 RSU Plan for Outside Directors (the “2006 Plan”), the Paramount Global 401(k) Plan (f/k/a CBS Corporation 401(k) Plan) (the “Paramount 401(k) Plan”), the Paramount Global Excess 401(k) Plan (f/k/a ViacomCBS Excess 401(k) Plan; CBS Corporation Excess 401(k) Plan) (the “Paramount Excess 401(k) Plan”), the Paramount Global Excess 401(k) Plan for Designated Senior Executives (f/k/a ViacomCBS Excess 401(k) Plan for Designated Senior Executives; CBS Corporation Excess 401(k) Plan for Designated Senior Executives) (the “Paramount Senior Executives Excess 401(k) Plan”), the Paramount Global Bonus Deferral Plan (f/k/a ViacomCBS Bonus Deferral Plan; CBS Corporation Bonus Deferral Plan) (the “Paramount Bonus Deferral Plan”), the Paramount Global Bonus Deferral Plan for Designated Senior Executives (f/k/a ViacomCBS Bonus Deferral Plan for Designated Senior Executives; CBS Corporation Bonus Deferral Plan for Designated Individuals) (the “Paramount Senior Executives Bonus Deferral Plan”), the Viacom Excess 401(k) Plan (the “Viacom Excess 401(k) Plan”), the Viacom Excess 401(k) Plan for Designated Senior Executives (the “Viacom Senior Executives Excess 401(k) Plan”), the Viacom Bonus Deferral Plan (the “Viacom Bonus Deferral Plan”), and the Viacom Bonus Deferral Plan for Designated Senior Executives (the “Viacom Senior Executives Bonus Deferral Plan,”

August 7, 2025

and, together with the 2025 Plan, the 2009 Plan, the 2016 Plan, the 2015 Plan, the 2011 Plan, the 2006 Plan, the Paramount 401(k) Plan, the Paramount Excess 401(k) Plan, the Paramount Senior Executives Excess 401(k) Plan, the Paramount Bonus Deferral Plan, the Paramount Senior Executives Bonus Deferral Plan, the Viacom Excess 401(k) Plan, the Viacom Senior Executives Excess 401(k) Plan, and the Viacom Bonus Deferral Plan, the “Plans”), and the issuance of up to 168,897,888 shares (the “Shares”) of Class B common stock, par value $0.001 per share, of Paramount Skydance which may be issued pursuant thereto. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of Paramount Skydance and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by Paramount Skydance for legal consideration in excess of par value in the circumstances contemplated by the Plans, assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action of Paramount Skydance and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of Paramount Skydance, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that Paramount Skydance will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP